Exhibit 10.30

SUPPLEMENTAL LETTER

To:	Hector Marine LLC and

Poseidon Containers Holdings LLC

each of Trust Company Complex

Ajeltake Road

Ajeltake Island

Majuro

Marshall Islands MH96960

From:	Deutsche Bank AG Filiale Deutschlandgeschäft

acting through its office at

Adolphsplatz 7

D-20457 Hamburg

Germany

4 February 2015

Dear Sirs

Loan Agreement dated 28 February 2013 (as amended and supplemented by a supplemental letter dated 22 November 2013 and as the same may be amended and/or supplemented from time to time, the “Loan Agreement”) and made between (i) Hector Marine LLC as borrower (the “Borrower”) and (ii) Deutsche Bank AG Filiale Deutschlandgeschäft as lender (the “Lender”)

We refer to the Loan Agreement. Words and expressions defined in the Loan Agreement shall have the same meaning when used in this Letter and for the purposes of this Letter:

Further to the Initial Charterer notifying the Borrower that the Initial Charter shall be novated by the Initial Charterer to Maersk Line A/S pursuant to a novation agreement, the Borrower has requested that the Lender agrees to the replacement of the Initial Charterer by Maersk Line A/S (the “Change”).

1	Agreement. We hereby confirm our approval and consent to the Change from the date of this Letter in consideration of the sum of US$1 and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged) and further confirm and agree that the Loan Agreement and the other Finance Documents shall be amended with effect on and from the date of this Letter as follows subject to the satisfaction of the conditions referred to in paragraphs (a) to (e) below:

(a)	the Lender shall have received all of the following documents or evidence in form and substance satisfactory to it:

(i)	a duly executed original of this Letter duly executed by the parties to it and counter-signed by the Guarantor;

(ii)	a duly executed original of the assignment of the Initial Charter (as the same has been novated by the Initial Charterer to Maersk Line A/S (the “New Charter Assignment”);

(iii)	documents of the kind specified in paragraphs 2, 3 and 4 of Schedule 2, Part A to the Loan Agreement in relation to the Borrower in connection with the execution of this Letter and the New Charter Assignment updated with appropriate modifications to refer to this Agreement;

(b)	certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Letter and the New Charter Assignment (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Lender deems appropriate;

(c)	evidence that the process agent referred to in clause 29 of the Loan Agreement has accepted its appointment as agent for service of process named in this Letter and in the New Charter Assignment;

(d)	favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of Marshall Islands and such other relevant jurisdiction as the Lender may require; and

(e)	any other document or evidence as the Lender may request in writing from the Borrower.

2	Amendments to the Loan Agreement and the Finance Documents. In consideration of the consent of the Lender contained in Clause 1 of this Letter, the Borrower hereby agrees with the Lender that the provisions of the Loan Agreement shall be varied and/or amended and/or supplemented with effect on and from the date of this Letter. We further confirm that the Loan Agreement and the Finance Documents (as defined therein) shall be amended from the date of this Letter as follows:

(a)	by deleting the definitions of “Initial Charter” and “Initial Charterer” in clause 1.1 of the Loan Agreement in their entirety and replacing them with the following:

““Initial Charter” means the time charter in respect of the Ship dated 10 August 2012 (as amended and supplemented from time to time) and originally made between the Borrower and A.P. Møller-Maersk AS of Esplanaden 50, 1098 Copenhagen K, Denmark as the same has been novated to the Initial Charterer pursuant to a novation agreement dated 29 January 2015; and

“Initial Charterer” means Maersk Line A/S of Esplanaden 50, 1098 Copenhagen K, Denmark;”;

(b)	the definitions of, and references throughout each of the Finance Documents to the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to in the Loan Agreement and the Finance Documents as amended and supplemented by this Letter;

(c)	by construing throughout all references in the Loan Agreement to “this Agreement” and all references in the Finance Documents (other than the Loan Agreement) to the “Loan Agreement” as references to the Loan Agreement as amended and supplemented by this Letter;

(d)	by construing throughout all references to the “Finance Documents” in the Loan Agreement and each of the other Finance Documents as amended and supplemented by this Letter; and

(e)	by construing references to each of the Finance Documents as being references to each such document as it is from time to time supplemented and/or amended.

3	Representations and Warranties. The Borrower hereby represents and warrants to the Lender that (a) the representations and warranties contained in Clause 9 of the Loan Agreement are true and correct on the date of this Letter as if all references therein to “this Agreement” were references to the Loan Agreement as supplemented by this Letter; and (b) this Letter comprises the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms.

4	Re-affirmation of Loan Agreement. The Borrower and the Lender hereby agree that all the provisions of the Loan Agreement which have not been amended by this Letter shall be and are hereby re-affirmed and remain in full force and effect.

5	Notices. Clause 27 (notices) of the Loan Agreement shall extend and apply to this Letter as if the same were (mutatis mutandis) herein expressly set forth.

6	Governing law. This Letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and Clause 29 (law and jurisdiction) of the Loan Agreement shall extend and apply to this Letter as if the same were (mutatis mutandis) herein expressly set forth.

Please confirm your agreement by signing the acknowledgement below.

Yours faithfully

/s/ Erica Vivian Lacombe

    Erica Vivian Lacombe

for and on behalf of

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms hereof.

/s/ Filanthi Katsafadou
Filanthi Katsafadou

for and on behalf of

HECTOR MARINE LLC

Date: 4 February 2015

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above Letter and agree in all respects to the same and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement (as amended by this Letter) and the Master Agreement and the other Finance Documents.

/s/ George Giouroukos
George Giouroukos

for and on behalf of

POSEIDON CONTAINERS HOLDINGS LLC

Date: 4 February 2015

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